Exhibit 23.1


       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 29, 1993 included in Canandaigua Wine Company, Inc's Form 10-K for the year ended August 31, 1993 and to all references to our Firm included in this registration statement.


                                    Arthur Andersen LLP

Rochester, New York,
November 21, 1994

                                        Exhibit 23.2


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the
Canandaigua Wine Company, Inc. Stock Option and Stock
Appreciation Right Plan of our report dated September
27, 1993, with respect to the financial statements of Vintners International Company, Inc. included in the
Canandaigua Wine Company, Inc. Current Report on Form
8-K dated October 15, 1993, as amended by Form 8-K/A,
Form 8-K/A-2 and Form 8-K/A-3, filed with the Securities and Exchange Commission.

                                    Ernst & Young LLP

San Jose, California
November 18, 1994
                                           Exhibit 23.3



            Consent of Independent Auditors


The Board of Directors
Heublein Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-_______) on Form S-8, as amended, of Canandaigua Wine Company, Inc.
of our report dated August 31, 1994, with respect to the Heublein Inc. and Affiliates statement of assets and liabilities related to the product lines acquired by Canandaigua Wine Company, Inc. as of August 5, 1994, and the related statements of identified income and expenses and cash flows for each of the years in the three-year period ended September 30, 1993, which report appears in Amendments Nos. 1 and 2 to Form 8-K of Canandaigua Wine Company,
Inc. dated August 5, 1994 and Forms 8-K dated October 21, 1994 and
November 7, 1994.

Our report refers to a change in the method of applying overhead to inventory.

                                KPMG PEAT MARWICK LLP

Hartford, Connecticut
November 22, 1994